NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348    FOR IMMEDIATE RELEASE
August 1, 2019

SECOND QUARTER 2019 OPERATING RESULTS
ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, August 1, 2019 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter and six months ended June 30, 2019. Highlights include:

Operating Results:

•	Revenues and net earnings, FFO, Core FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(in thousands, except per share data)
Revenues	$164,792	$155,518	$328,504	$308,353

Net earnings available to common stockholders	$70,097	$61,992	$141,537	$156,690
Net earnings per common share	$0.43	$0.40	$0.87	$1.02

FFO available to common stockholders	$110,859	$104,944	$221,203	$207,713
FFO per common share	$0.68	$0.68	$1.37	$1.35

Core FFO available to common stockholders	$110,859	$105,204	$219,872	$208,234
Core FFO per common share	$0.68	$0.68	$1.36	$1.35

AFFO available to common stockholders	$112,619	$105,303	$223,249	$208,182
AFFO per common share	$0.69	$0.68	$1.38	$1.35

Second Quarter 2019 Highlights:

•	AFFO per common share increased 1.5% over prior year results

•	Portfolio occupancy was 98.8% at June 30, 2019 as compared to 98.2% on March 31, 2019 and 98.2% on December 31, 2018

•	Invested $275.8 million in property investments, including the acquisition of 71 properties with an aggregate 1,678,000 square feet of gross leasable area at an initial cash yield of 6.9%

•	Sold 13 properties for $42.0 million producing $12.6 million of gains on sales, net of noncontrolling interest

•	Raised $82.0 million net proceeds from the issuance of 1,531,684 common shares

First Half of 2019 Highlights:

•	FFO per share increased 1.5% over prior year results

•	Core FFO per share increased 0.7% over prior year results

•	AFFO per common share increased 2.2% over prior year results

•	Invested $392.8 million in property investments, including the acquisition of 104 properties with an aggregate 2,112,000 square feet of gross leasable area at an initial cash yield of 6.9%

•	Sold 30 properties for $61.4 million producing $23.0 million of gains on sales, net of noncontrolling interest

•	Raised $87.2 million in net proceeds from issuance of 1,632,864 common shares

Jay Whitehurst, Chief Executive Officer, commented: “National Retail Properties posted steady, consistent results in the second quarter of 2019, highlighted by a solid quarter of acquisitions and a meaningful uptick in our occupancy rate. In July, we increased our common stock dividend by three percent to 51.5 cents per quarter, while maintaining our very conservative dividend payout ratio. 2019 will mark our 30th consecutive year of increased annual dividends, a feat matched by only two other REITs and by less than 90 public companies in the United States.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of June 30, 2019, the company owned 3,043 properties in 48 states with a gross leasable area of approximately 32.1 million square feet and with a weighted average remaining lease term of 11.4 years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on August 1, 2019, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated," or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, and, risks related to the company's status as a REIT. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed on Form 10-Q with the Commission for the quarter and six months ended June 30, 2019. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items like transaction related gains, income or expense, impairments on land or commercial mortgage residual interests, preferred stock redemption costs or other non-core amounts as they occur. The company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to Core FFO is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Income Statement Summary

Revenues:
Rental income	$164,596	$155,153	$327,622	$307,915
Interest and other income from real estate transactions	196	365	882	438
	164,792	155,518	328,504	308,353

Operating expenses:
General and administrative	9,276	8,741	18,798	17,437
Real estate	6,600	5,828	13,692	11,690
Depreciation and amortization	46,241	43,304	92,421	87,802
Impairment losses – real estate, net of recoveries	7,187	3,835	10,432	6,083
Retirement severance costs	—	260	—	521
	69,304	61,968	135,343	123,533
Gain on disposition of real estate	13,002	4,106	23,447	42,702
Earnings from operations	108,490	97,656	216,608	227,522

Other expenses (revenues):
Interest and other income	(487)	(37)	(2,411)	(63)
Interest expense	29,811	27,110	59,768	53,712
Leasing transaction costs	75	—	127	—
	29,399	27,073	57,484	53,649

Net earnings	79,091	70,583	159,124	173,873
Earnings attributable to noncontrolling interests	(413)	(10)	(423)	(19)

Net earnings attributable to NNN	78,678	70,573	158,701	173,854
Series E preferred stock dividends	(4,096)	(4,096)	(8,194)	(8,194)
Series F preferred stock dividends	(4,485)	(4,485)	(8,970)	(8,970)
Net earnings available to common stockholders	$70,097	$61,992	$141,537	$156,690

Weighted average common shares outstanding:
Basic	161,893	153,811	161,502	153,428
Diluted	162,352	154,204	161,995	153,840

Net earnings per share available to common stockholders:
Basic	$0.43	$0.40	$0.87	$1.02
Diluted	$0.43	$0.40	$0.87	$1.02

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$70,097	$61,992	$141,537	$156,690
Real estate depreciation and amortization	46,165	43,223	92,269	87,642
Gain on disposition of real estate, net of noncontrolling interests	(12,590)	(4,106)	(23,035)	(42,702)
Impairment losses – depreciable real estate, net of recoveries	7,187	3,835	10,432	6,083
Total FFO adjustments	40,762	42,952	79,666	51,023
FFO available to common stockholders	$110,859	$104,944	$221,203	$207,713

FFO per common share:
Basic	$0.68	$0.68	$1.37	$1.35
Diluted	$0.68	$0.68	$1.37	$1.35

Core Funds From Operations Reconciliation:
Net earnings available to common stockholders	$70,097	$61,992	$141,537	$156,690
Total FFO adjustments	40,762	42,952	79,666	51,023
FFO available to common stockholders	110,859	104,944	221,203	207,713

Retirement severance costs	—	260	—	521
Gain on sale of equity investments	—	—	(1,331)	—
Total Core FFO adjustments	—	260	(1,331)	521
Core FFO available to common stockholders	$110,859	$105,204	$219,872	$208,234

Core FFO per common share:
Basic	$0.68	$0.68	$1.36	$1.36
Diluted	$0.68	$0.68	$1.36	$1.35

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$70,097	$61,992	$141,537	$156,690
Total FFO adjustments	40,762	42,952	79,666	51,023
Total Core FFO adjustments	—	260	(1,331)	521
Core FFO available to common stockholders	110,859	105,204	219,872	208,234

Straight-line accrued rent	(413)	68	(1,160)	(930)
Net capital lease rent adjustment	167	234	338	462
Below-market rent amortization	(173)	(1,417)	(401)	(2,115)
Stock based compensation expense	2,524	2,290	5,071	4,435
Capitalized interest expense	(345)	(1,076)	(471)	(1,904)
Total AFFO adjustments	1,760	99	3,377	(52)
AFFO available to common stockholders	$112,619	$105,303	$223,249	$208,182

AFFO per common share:
Basic	$0.70	$0.68	$1.38	$1.36
Diluted	$0.69	$0.68	$1.38	$1.35

Other Information:
Rental income from operating leases(1)	$160,234	$150,969	$318,632	$298,798
Earned income from direct financing leases(1)	$208	$225	$420	$455
Percentage rent(1)	$300	$189	$722	$734

Real estate expense reimbursement from tenants(1)	$3,854	$3,770	$7,848	$7,928
Real estate expenses	(6,600)	(5,828)	(13,692)	(11,690)
Real estate expenses, net of tenant reimbursements	$(2,746)	$(2,058)	$(5,844)	$(3,762)

Amortization of debt costs	$931	$894	$1,851	$1,781
Scheduled debt principal amortization (excluding maturities)	$139	$132	$281	$266
Non-real estate depreciation expense	$78	$84	$158	$165

(1)
The condensed consolidated financial statements for the quarter and six months ended June 30, 2019 and 2018 are presented under the new accounting standard, ASU 2016-02, "Leases (Topic 842)."  For the quarter and six months ended June 30, 2019, the aggregate of such amounts is $164,596 and $327,622, respectively, classified as rental income on the income statement summary. For the quarter and six months ended June 30, 2018, the aggregate of such amounts is $155,153 and $307,915, respectively.

2019 Earnings Guidance:
Guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

2019 Guidance
Net earnings per common share excluding any gains on disposition of real estate and impairment charges	$1.60 - $1.65 per share
Real estate depreciation and amortization per share	$1.11 per share
Core FFO per share	$2.71 - $2.76 per share
AFFO per share	$2.76 - $2.81 per share
G&A expenses	$37.0 - $38.0 Million
Real estate expenses, net of tenant reimbursements	$10.0 - $10.5 Million
Acquisition volume	$550 - $650 Million
Disposition volume	$80 - $120 Million

National Retail Properties, Inc. (in thousands) (unaudited)

	June 30, 2019	December 31, 2018
Balance Sheet Summary

Assets:
Real estate:
Accounted for using the operating method, net of accumulated depreciation and amortization	$7,110,598	$6,851,216
Accounted for using the direct financing method	7,052	8,069
Real estate held for sale	288	16,147
Cash and cash equivalents	2,209	114,267
Receivables, net of allowance of $506 and $2,273, respectively	2,507	3,797
Accrued rental income, net of allowance of $1,842	28,198	25,387
Debt costs, net of accumulated amortization	3,468	4,081
Other assets	98,481	80,474
Total assets	$7,252,801	$7,103,438

Liabilities:
Line of credit payable	$63,200	$—
Mortgages payable, including unamortized premium and net of unamortized debt cost	12,379	12,694
Notes payable, net of unamortized discount and unamortized debt costs	2,840,674	2,838,701
Accrued interest payable	17,984	19,519
Other liabilities	96,113	77,919
Total liabilities	3,030,350	2,948,833

Stockholders' equity of NNN	4,222,449	4,154,250
Noncontrolling interests	2	355
Total equity	4,222,451	4,154,605

Total liabilities and equity	$7,252,801	$7,103,438

Common shares outstanding	163,513	161,504

Gross leasable area, Property Portfolio (square feet)	32,053	30,487

National Retail Properties, Inc. Debt Summary As of June 30, 2019 (in thousands) (unaudited)
Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$63,200	$63,200	L + 87.5 bps	3.295%	January 2022

Unsecured notes payable:
2022	325,000	323,162	3.800%	3.985%	October 2022
2023	350,000	348,913	3.300%	3.388%	April 2023
2024	350,000	349,618	3.900%	3.924%	June 2024
2025	400,000	399,346	4.000%	4.029%	November 2025
2026	350,000	346,992	3.600%	3.733%	December 2026
2027	400,000	398,621	3.500%	3.548%	October 2027
2028	400,000	397,326	4.300%	4.388%	October 2028
2048	300,000	295,809	4.800%	4.890%	October 2048
Total	2,875,000	2,859,787

Total unsecured debt(1)	$2,938,200	$2,922,987

Debt costs		(26,932)
Accumulated amortization		7,819
Debt costs, net of accumulated amortization		(19,113)
Notes payable, net of unamortized discount and unamortized debt costs		$2,840,674
(1) Unsecured notes payable have a weighted average interest rate of 4.0% and a weighted average maturity of 8.8 years.

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	$12,445	5.23%	July 2023

Debt costs	(147)
Accumulated amortization	81
Debt costs, net of accumulated amortization	(66)
Mortgages payable, including unamortized premium and net of unamortized debt costs	$12,379
(1) Includes unamortized premium

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

		As of June 30,
	Line of Trade	2019(1)	2018(2)
1.	Convenience stores	17.7%	18.8%
2.	Restaurants – full service	11.1%	12.1%
3.	Automotive service	9.1%	7.7%
4.	Restaurants – limited service	8.8%	7.9%
5.	Family entertainment centers	6.9%	6.5%
6.	Health and fitness	5.4%	5.6%
7.	Theaters	4.8%	4.8%
8.	Recreational vehicle dealers, parts and accessories	3.4%	3.1%
9.	Automotive parts	3.3%	3.6%
10.	Equipment rental	2.7%	1.9%
11.	Home improvement	2.6%	1.7%
12.	Wholesale clubs	2.3%	2.4%
13.	Medical service providers	2.2%	2.3%
14.	General merchandise	1.8%	1.8%
15.	Home furnishings	1.7%	1.6%
16.	Furniture	1.7%	1.8%
17.	Travel plazas	1.6%	1.7%
18.	Drug stores	1.6%	1.9%
19.	Consumer electronics	1.6%	1.7%
20.	Bank	1.5%	1.9%
	Other	8.2%	9.2%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	17.4%	6.	Georgia	4.5%
2.	Florida	8.9%	7.	Indiana	3.9%
3.	Ohio	5.7%	8.	Tennessee	3.9%
4.	Illinois	5.2%	9.	Virginia	3.7%
5.	North Carolina	4.5%	10.	California	3.1%
	(1) Based on the annualized base rent for all leases in place as of June 30, 2019.
	(2) Based on the annualized base rent for all leases in place as of June 30, 2018.

National Retail Properties, Inc.
Property Portfolio

Top Tenants ( ≥ 2.0%)

	Properties	% of Total(1)
7-Eleven	140	5.2%
Mister Car Wash	109	4.4%
Camping World	46	4.2%
LA Fitness	30	3.8%
Flynn Restaurant Group (Taco Bell/Arby's)	203	3.6%
GPM Investments (Convenience Stores)	151	3.5%
AMC Theatre	20	3.1%
Couche Tard (Pantry)	85	2.9%
Sunoco	61	2.3%
BJ's Wholesale Club	9	2.3%
Chuck E. Cheese's	53	2.1%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area(3)		% of Total(1)	# of Properties	Gross Leasable Area(3)
2019	0.4%	20	418,000	2025	4.9%	141	1,486,000
2020	2.3%	97	1,060,000	2026	4.8%	179	1,697,000
2021	3.7%	119	1,301,000	2027	7.4%	194	2,624,000
2022	5.7%	123	1,634,000	2028	4.8%	158	1,176,000
2023	3.0%	117	1,456,000	2029	3.2%	75	1,109,000
2024	3.6%	96	1,546,000	Thereafter	56.2%	1,684	15,813,000

(1)	Based on the annual base rent of $650,091,000, which is the annualized base rent for all leases in place as of June 30, 2019.

(2)	As of June 30, 2019, the weighted average remaining lease term is 11.4 years.

(3)	Square feet.